EMPLOYMENT AGREEMENT

                                Richard A. Pucci




           AGREEMENT MADE AND ENTERED INTO this 14th day of May, 1998 by and between THE DeWOLFE INSURANCE AGENCY, INC., a Massachusetts corporation having its principal place of business in Lexington, Massachusetts (the "Employer"), and RICHARD A. PUCCI of Medfield, Massachusetts ("Pucci").
           WHEREAS, Pucci is licensed by the Commonwealth of Massachusetts as an insurance broker for all lines of insurance, and
           WHEREAS, the Employer conducts a general insurance agency and brokerage business with its principal office in Lexington, Massachusetts, and
           WHEREAS, contemporaneously with the execution of this Agreement, pursuant to a written Purchase and Sale Agreement of even date herewith (the "Purchase Agree-ment") between the Employer and The Curtin Insurance Agency, Inc., a Massachusetts corporation (the "Seller"), of which Pucci is a principal stockholder and officer, the Employer has purchased certain of the assets (the personal lines customer accounts) used by the Seller in the operation of its insurance agency and brokerage business, and
           WHEREAS, the Employer desires to secure the services of Pucci, and Pucci desires to be so employed upon the terms and conditions hereinafter set forth;
           NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree and contract as follows:

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                              W I T N E S S E T H :

1.         Employment.
           1.1 During the term of this Agreement, the Employer does hereby employ Pucci for the primary purposes of (a) managing the office and operations of the Employer, (b) servicing and retaining the customers of the Seller who and which are now customers of the Employer, and (c) producing and servicing new personal lines insurance business. In addition to the foregoing duties, Pucci may be assigned from time to time such additional duties and responsibilities, provided that they shall be not inconsistent with his executive status and his experience, skill and training and shall not materially detract from his primary responsibilities as aforesaid. Pucci shall have the titles of President and Chief Executive Officer of the Employer and shall be appointed as a member of the Executive Committee of the Employer.
           1.2 Additionally, Pucci shall be appointed as a Vice President of The DeWolfe Companies, Inc., being the parent entity of the Employer, and, as such, shall be assigned duties and responsibilities only as shall be consistent and compatible with his primary duties and responsibilities on behalf of the Employer.
           1.3 Pucci shall be assigned to the principal office of the Employer, which currently is in Lexington, Massachusetts, but may be relocated to other premises within the Greater Boston Area, which is the location from which he shall carry out his duties hereunder; provided, however, prior to moving the office of the principal office, the Employer shall discuss such relocation in advance with Pucci and seek his input with respect thereto. At said office, the Employer shall provide Pucci with all of the normal, usual, necessary and appropriate office services, equipment and support personnel customarily provided by an insurance agency so as to permit Pucci to carry out his duties and responsibilities hereunder.
           1.4 As President of the Employer, subject to guidelines and directives of the Chairman of the Board of Directors and the Chief Operating Officer of The DeWolfe Companies, Inc. communicated to Pucci from time to time, Pucci shall have the authority to (a) hire and fire employees, (b) make necessary or appropriate expenditures on behalf of the Employer in accordance with the operating budget established for the Employer, (c) enter into contracts as authorized by the

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Board of Directors, and (d) take such actions on behalf of the Employer as may be normal and customary in connection with the management of an insurance agency office and his office as President and Chief Executive Officer of the Employer.

2.         Acceptance of Employment.
           2.1 Pucci hereby accepts such employment by the Employer upon the terms and conditions herein contained. Pucci covenants and agrees that he shall devote his best efforts in good faith to his employment hereunder except as provided for in section 2.1 and shall devote his full and entire working time and effort during the normal and customary work week to such employment exclusively for and on behalf of the Employer; provided, however, nothing herein shall be deemed to prohibit Pucci from pursuing passive investments, civic, charitable, educational and other nonprofit activities, but only to the extent such activities shall not materially detract from or interfere with Pucci's duties and obligations hereunder as a full time employee. In all respects, Pucci shall act and carry out his duties in accordance with the rules, regula-tions, policies and office procedures promulgated by the Employer from time to time and communicated to Pucci.
           2.2 The Employer acknowledges that Pucci is and shall remain a stock-holder, officer and director of the Seller and that he shall be entitled to remain involved with the operation and management of such business but only to the extent that it does not in any substantial manner detract from his ability to carry out his duties and responsibilities hereunder.

3.         Term.
           3.1 Subject to the provisions for termination as provided in sections 3.2, 3.3, 4 and 5, the term of this Agreement shall be for a period commencing on the Closing Date under the Purchase Agreement through May 31, 2003 (the "Initial Term"). In the event Pucci shall remain in the employ of the Employer after the Initial Term without the parties having executed a new employment agreement or a written amend-ment to this Agreement, the employment shall be deemed to continue thereafter "at will" pursuant to the terms and conditions hereof, except that the employment of Pucci then shall be subject to termination by either party without cause or reason at any time upon not less than 90 days' advance written notice. In the event that, after the Initial Term hereof and upon giving the foregoing notice, the Employer shall elect to terminate the employment of Pucci without cause or

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 Pucci shall elect to terminate his employ-ment, the Employer shall have the right to require that Pucci immediately or at any time during said notice period vacate the premises of the Employer, relinquish his authority to act on behalf of the Employer, and resign as an officer and director; provided, how-ever, during such notice period the Employer shall be required to pay to Pucci all com-pensation otherwise due to him hereunder and to provide him with all benefits to which he is entitled hereunder as an employee, all at such times as they otherwise would be payable to or available to Pucci.
           3.2 The provisions of section 3.1 notwithstanding, the Employer shall have the right to terminate the employment of Pucci without cause during the Initial Term; provided, however, to do so, the Employer shall (a) give Pucci not less than 90 days' advance written notice and (b) shall pay to Pucci the full salary and compensation and provide to Pucci all employee benefits to which he otherwise would have been entitled during the 12 months immediately following the effective date of termination of employment.
           3.3 The provisions of section 3.1 notwithstanding, Pucci shall have the right to terminate his employment at any time during the Initial Term upon the giving of not less than 90 days' notice.

4.         Involuntary Termination of Pucci.
           The provisions of section 3 notwithstanding, the employment of Pucci here-under shall terminate immediately upon (a) his death or (b) the determination of his disability. For purposes of this Agreement, disability shall mean the date Pucci is first entitled to receive benefits under the Employer's long-term disability policy or, if Pucci fails or refuses to complete necessary applications or other paperwork or to submit to medical or other requisite examinations necessary to obtain such disability insurance benefits or no such policy is in effect, at such date when Pucci shall have been unable to perform a majority of his normal duties hereunder for medical reasons (whether mental or physical and whether by reason of accident or illness) for a consecutive period of 90 days or any collective period of 180 days in any consecutive period of 365 days. In the event of termination on account of disability, Pucci shall remain entitled to receive such disability income insurance payments as otherwise would be payable to him pursuant to such disability income insurance plan, if any, as may be in effect at the time of such termination.

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5.         Termination For Cause.
           5.1 The Initial term and any subsequent term of this Agreement is subject to the right of the Employer to terminate the employment of Pucci without advance notice for good and sufficient cause, which shall be limited to the following events:
                      5.1.1 Revocation or suspension of Pucci's license as an insurance broker by the Commonwealth of Massachusetts.
                      5.1.2 Material breach by Pucci of the terms and conditions of this Agreement.
                      5.1.3 The habitual (meaning more than twice) refusal or failure by Pucci, after written warning to him from the Employer, to act in accordance with operating rules and procedures adopted by the Employer and communi-cated to Pucci.
                      5.1.4 The habitual (meaning more than twice) refusal or failure of Pucci to maintain reasonable standards of performance ("Standards"), which Standards are reasonable, fair and nondiscriminatory and are communicated to Pucci from time to time.
                      5.1.5 Commission of actions by Pucci which are abhorrent to pre-vailing community standards or which a reasonable person would consider materially and substantially damaging to the reputation of Pucci or the Employer in the market area served by the Employer and which have a material adverse affect upon the Employer.
                      5.1.6 Determination by the Employer, in the reasonable and good faith exercise of its judgment, that Pucci has committed an intentional tort (including, but not limited to, sexual harassment of an employee) against the Employer or any employee of the Employer, which action by Pucci has a material adverse effect upon the Employer or other employees of the Employer.
                      5.1.7 Pucci shall have been engaged in the unlawful use (including being under the influence) or in possession of illegal drugs on the premises of the Employer.
           5.2 In the event the Employer shall elect to terminate the employment of Pucci for good and sufficient cause, it shall provide Pucci with written notice of such termination, which notice shall specify each and every ground upon which such termi-nation shall be based and shall be delivered in the manner provided hereinafter for notice. Upon receipt of such notice, if termination


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shall be pursuant to section 5.1.1 or 5.1.2, Pucci shall have a reasonable opportunity to cure such breach if the same shall be capable of cure, which opportunity shall not exceed 30 days in the case of notice under section 5.1.1 or 10 days in the case of notice under section 5.1.2.

6.         Publicity and Receipts.
           All correspondence and all publicity and advertising shall be carried on only in the name of the Employer or such trade name(s) as may be used by the Employer. Except in the case of policies that are direct billed by the insurer to the insured, all premiums shall be billed by, and shall be owed to, the Employer, all checks and drafts in payment of such premiums shall be made payable to the Employer, and all money received in payment of premiums shall be turned over to the Employer in the form received. Any funds received by Pucci from insureds in payment of direct bill pre-miums, if any, shall be turned over to the Employer in the form received.

7.         Writing, Servicing and Ownership of Insurance Business.
           All personal lines insurance business of every name and nature produced by Pucci during the continuation of Pucci's employment, including renewals thereof, and all files and records with respect thereto shall be written, renewed and serviced only through the facilities of the Employer. All such business produced by Pucci may be coded or otherwise identified on the Employer's books so as to indicate its source of production; provided, however, notwithstanding such identification, all such business, including the expiration data and all files and records in connection therewith, and all lists of customers insured through the facilities of the Employer, including active leads and/or prospects, shall be the exclusive property of the Employer and shall continue to be so after the termination of employment of Pucci, however caused; and Pucci hereby waives and releases all claims of right or ownership thereto and covenants that, upon termination of his employment, he shall not retain copies of such property.

8.         The Employer's Right to Refuse Business and Excluded Business.
           The Employer shall be free to decline to accept any insurance business pro-duced by Pucci if, in the sole opinion of the Employer, such business appears to be unprofitable or injurious to the reputation of the Employer. Should the Employer reject any such business, Pucci shall not service nor

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place such business elsewhere except with the prior written consent of the
Employer and in such manner as the Employer may direct.

9.         Compensation.
           9.1 As compensation for his services on behalf of the Employer, Pucci shall be entitled to the compensation set forth in this section during the term of his employ-ment, payable in accordance with such payroll and compensation procedures and poli-cies of the Employer as shall be prevailing from time to time and subject to all requisite payroll tax and withholding deductions.
           9.2 Pucci shall be entitled to a base salary at the annual rate of $180,000.
           9.3 Pucci shall be entitled to an annual bonus that shall be determined by the Employer in good faith based upon criteria established by the Employer in consulta-tion with Pucci, which shall include, but not be limited to, Pucci's performance, the growth of the Employer's business and the profitability thereof; provided, however, in no event shall such bonus be less than $20,000 per calendar year. Said bonus shall be payable on or before April 15th of each year provided the aforesaid criteria are met. Said bonus shall be prorated for any year in which Pucci shall not have been employed hereunder for the entire calendar year.
           9.4 Reimbursement (or other appropriate provision) for ordinary and reason-able expenses incurred by Pucci (other than for the use of his automobile, which is pro-vided for hereinafter) in furtherance of, or in connection with, his duties on behalf of the Employer hereunder, in accordance with the standard reimbursement policy of the Employer or its Affiliates for other employees of equal rank as Pucci as such policy may be in effect from time to time.
           9.5 Pucci shall be paid the sum of $500 per month as reimbursement for the use of his automobile in furtherance of his duties hereunder and he shall be respon-sible for all expenses of maintenance, operation, insurance and ownership or lease of such vehicle.
           9.6 Except as may be specifically provided for herein to the contrary, Pucci shall be entitled to participation in such employee benefit plans and arrangements that the Employer may have in effect from time to time, all in accordance with such provi-sions for qualification therefor and participation therein as shall apply to all employees of the Employer of equal rank with Pucci;

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provided, however, nothing herein shall require or imply that the Employer shall institute any employee benefits that are not now in effect or to maintain in effect such benefits as are now in effect.

10.        Pucci's Freedom to Contract.
           Pucci hereby warrants and represents that he is not a party to any agreement, whether written or oral, and that he is not subject to any court order, judgment or decree that restricts or impairs his right to engage in any aspect of the insurance busi-ness within the Commonwealth of Massachusetts or elsewhere or that restricts or impairs his right and ability to solicit insurance business from any person or entity in the Commonwealth of Massachusetts or elsewhere or that restricts or impairs his right or ability to carry out his other duties and responsibilities hereunder.

11.        Protective and Restrictive Covenants of Pucci.
           11.1 In recognition of the fact that the Employer is engaged in a personal service business involving confidential information constituting trade secrets and per-sonal relationships with insureds, the success of which business is in large part due to the exclusive retention of such confidential information and continuation of such personal relationships with insureds, Pucci does hereby covenant and agree as follows and acknowledges that the following covenants were agreed to by him as a condition precedent to his employment with the Employer and that they are reasonably necessary for the protection of the Employer and may be enforced to the extent set forth herein or such extent as any court of competent jurisdiction may deem reasonable and proper. Pucci further acknowledges that the following covenants do not prevent or impair the right of Pucci to engage in the insurance business at any time following termination of his employment in any geographic location, but, except as set forth in section 11.1.2, only impair, for a reasonable time, his ability to transact insurance business for or on behalf of customers of the Employer and, as such, the following covenants do not materially prevent or impair the right or ability of Pucci to earn a living in the insurance business.



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                      11.1.1 Pucci agrees that all information relative to (a)
           insurance pro-vided through the Employer for its customers, including expiration data in con-nection therewith and all files and records with respect to such information and all customer lists and (b) the business plans, business operations and financial condition of the Employer, is confidential information, constituting trade secrets, and will be treated by him as such; and that both during and after the term of Pucci's employment, however it may be terminated, he will not, directly or indirectly, make use of such information or any other confidential information concerning the Employer's business for his own benefit or the benefit of anyone other than the Employer, nor will Pucci divulge such informa-tion to anyone not duly entitled thereto, nor will he retain copies of any of such confidential information or reveal the same to anyone except to the extent required by law and in the event such information shall be requested pursuant to subpoena or otherwise required by law, Pucci shall notify the Employer immediately of such request and shall cooperate with the Employer in any effort to quash such subpoena or otherwise object to such request in a lawful manner.
                      11.1.2 Except to the extent set forth herein to the contrary, Pucci covenants and agrees that, during the term of his employment with the Employer he will not, directly or indirectly, compete with the Employer in any manner and, further, except as provided hereinafter, during the Restricted Period (as defined hereinafter) following termination of his employment, he will not, directly or indirectly, on his own behalf or on behalf of anyone else, solicit, attempt to obtain, accept, write or service insurance business for any customer or account on the books of the Employer at the time his employment shall terminate or within 12 months prior to the date of such termination; nor, during said period, shall he act or serve in any capacity as risk manager or insurance advisor or insurance consultant to, or for, any of said customers; nor shall he aid or assist anyone else in so acting or in any manner soliciting, writing, placing or servicing such business for said customers; nor shall he engage in the personal lines insurance agency or brokerage business. It is understood that any leads and/or prospects on which Pucci may be working, or from which Pucci shall have solicited insurance business, during the 12 months immedi-ately preceding the date of termination of

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           employment shall be deemed to be customers of the Employer. The
           "Restricted Period" shall be a period of 24 months following termination of employment; provided, however, in no event shall the Restricted Period be less than 60 months from the Accounting Date set forth in the Purchase Agreement.
                      11.1.3 Pucci covenants and agrees that he will not, during the term of his employment, nor during the Restricted Period thereafter, however it may terminate, directly or indirectly, induce any employee of the Employer or pro-ducer associated with the Employer to leave the employ of, or association with, the Employer, as the case may be; nor will he, for said period, directly or indirectly, employ or become associated with any person who was an employee of, or producer associated with, the Employer on the date of termina-tion of his employment or within six months prior to such date.
                      11.1.4 Pucci covenants and agrees that he will not, during the term of his employment nor during the Restricted Period following termination thereof, however it may terminate, take any action reasonably intended to cause any customer of the Employer to cease to transact its insurance business with the Employer or cause any insurance company or other market to cease to transact insurance business with the Employer or, in either case, to modify their busi-ness relationship with the Employer in a manner materially adverse to the Employer.

           11.2 The Employer acknowledges that Pucci is and shall remain an officer, director and stockholder of the Seller and that, following termination of his employment hereunder, should Pucci return to full or part-time employment with the Seller, such activity shall not be deemed in any manner a breach or violation of the provisions of this section so long as during the Restricted Period, on behalf of the Seller, Pucci does not solicit, sell or service personal lines property and casualty insurance business. The Employer further acknowledges that activities of Pucci with respect to the management and administration of the Seller and the referral of commercial lines insurance business to the Seller during the term of his employment hereunder shall not be deemed a breach or violation of the provisions of this section 11.

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           11.3 Pucci acknowledges that the damage which may be incurred by the
Employer by the diversion of its accounts in violation of the provisions of this para-graph may be irreversible and that money damages for such breach may be difficult to calculate. Accordingly, Pucci agrees that, in the event of a breach or threatened breach by Pucci of the provisions of this section, any and/or all of the provisions hereof may be enforced by a restraining order or injunction restraining Pucci from the commis-sion of such breach to the full extent hereof, or to such lesser extent as a court of competent jurisdiction may deem just and proper for the reasonable protection of the rights and interests of the Employer. Nothing herein contained shall be construed as prohibiting the Employer from pursuing any other remedies available for such breach or threatened breach, including the recovery of money damages which may include an award of reasonable counsel fees and expenses. The covenants contained in this sec-tion shall be construed as independent of any other provisions of this Agreement, and the existence of any other claim or cause of action by Pucci against the Employer shall not constitute a defense to the enforcement of the within covenants.

12.        Employer's Right of Offset.
           Any sums that Pucci may owe to the Employer, whether as a result of his employment hereunder or otherwise may be offset by the Employer against any and all sums that the Employer may owe to Pucci hereunder; provided, however, in order to exercise such right of offset, the Employer shall provide Pucci with a written accounting supporting its claim that funds are due from Pucci to the Employer and, further, such right of offset shall not relieve Pucci of any liability or obligation to the Employer (except to the extent of amounts actually offset by the Employer) but shall be only as a matter of convenience for the Employer and Pucci.

13.        Notices.
           Any notice required hereunder shall be in writing and delivered in any one of the following ways and shall be deemed to have been given (a) on the date delivered if delivered in hand to Pucci or to Paul J. Harrington on behalf of the Employer, (b) the next following business day after being sent if sent by Federal Express or other recog-nized overnight courier that requires signatures of the recipient upon delivery, or (c) three business days after mailing, if mailed, postage prepaid, by certified mail, return receipt requested, to the party entitled to notice at the following addresses or at such other

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address as may be directed by notice given hereafter. A business day shall be deemed any day on which the United States Postal Services shall make regular mail delivered to the address to which the notice shall be directed:

           If to the Employer:             Mr. Paul J. Harrington
                                           The DeWolfe Insurance Agency, Inc.
                                           80 Hayden Avenue
                                           Lexington, MA 02173

           If to Pucci:                    Mr. Richard A. Pucci
                                           82 Flint Locke Lane
                                           Medfield, MA 02052


14.        Enforcement Costs.
           The prevailing party in any legal proceedings commenced to enforce this Agree-ment shall be entitled to an award of its costs including, but not limited to, reasonable attorneys' fees in addition to such other damages, if any, or other award as may be appropriate.

15.        Rule of Construction.
           The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

16.        Amendments.
           This Agreement may not be modified, revised, altered, added to, or extended in any manner, or superseded except by an instrument in writing signed by the parties hereto.

17.        Counterparts.
           This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument representing the agreement of the parties hereto.

18.        Nonwaiver.
           The failure by either party to enforce any provision or provisions of this Agree-ment shall not, in any way, be construed as a waiver of any such provision or provi-sions nor prevent that party thereafter from enforcing each and every provision of this Agreement.

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19.        Enforceability.
           The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects to as to permit the enforcement of each provision to the full extent per-mitted by law.

20.        Entire Agreement.
           This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof. No oral understandings, oral statements, oral promises or oral inducements exist. No representations, warranties, covenants or conditions, express or implied, whether by statute or otherwise, other than as set forth herein, have been made by the parties hereto.

21.        Binding Effect.
           This Agreement shall be binding upon, and inure to the benefit of, the parties and the successors and assigns of the Employer and the estate and heirs of Pucci.

22.        Governing Law.
           This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

23.        Section Headings.
           The section headings used in this Agreement are for convenience only and in no way alter, modify, amend, limit or restrict the obligations of the parties.















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           IN WITNESS WHEREOF, THE DeWOLFE INSURANCE AGENCY, INC. has caused this instrument to be executed in its name and on its behalf by a duly authorized officer thereof and RICHARD A. PUCCI has set his hand hereunto, each on the date set forth following its or his signature effective as of the date first above written.

THE DEWOLFE INSURANCE AGENCY, INC.


By:   /s/  Richard B. DeWolfe
      ------------------------
           Richard B. DeWolfe
Date of Signature: May 14, 1998



      /s/  Richard A. Pucci
      ------------------------
           Richard A. Pucci
Date of Signature: May 14, 1998














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